Exhibit 3(b)1
SYSTEM ENERGY RESOURCES, INC.

Amended and Restated Articles of Incorporation

April 28, 1989
The following Amended and Restated Articles of Incorporation, duly adopted pursuant to the authority and provisions of Title 4, Chapter 27 of the Arkansas Code of 1987 Annotated, as amended, further amend, restate and integrate and supersede the existing Articles of Incorporation of the Corporation consisting of the Articles of Incorporation of Middle South Energy, Inc. dated February 11, 1974, and all amendments thereto:
FIRST:        Name. The name of the Corporation is System Energy Resources, Inc.
SECOND:    Adoption of Arkansas Business Corporation Act. The provisions of Title 4, Chapter 27 of the Arkansas Code of 1987 Annotated, as amended, and as may be amended or otherwise modified (the “Arkansas Business Corporation Act”), shall apply to the Corporation and to these Amended and Restated Articles of Incorporation.
THIRD:    Registered Agent and Office. The address of the current registered office of the Corporation and the name of its current registered agent at such address are as follows:

Registered Agent:	Registered Office:
The Corporation Company	417 Spring Street Little Rock, AR 72201
FOURTH:    Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Arkansas Business Corporation Act. The primary purposes for which the Corporation is organized, which are provided for informational purposes only and shall not limit the purposes provided in the Arkansas Business Corporation Act, are as follows:

(a)	To generate and to sell or otherwise dispose of electric power and energy;

(b)	To acquire, operate or engage in any business which may be necessary, appropriate, convenient or incidental to either of the foregoing;

(c)
To conduct business, have one or more offices, hold, acquire by purchase, lease or otherwise, and to construct, extend, own, finance, deal in, sell, mortgage or otherwise dispose of, maintain, manage and operate all property, real, personal and mixed, which may be necessary, appropriate, convenient or incidental to such business or businesses in the State of Arkansas and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and in foreign countries;

(d)	To act as agent, operator, manager, broker or factor for any person, individual, firm, corporation or other bodies; and

(e)
To do any and all things herein set forth, to the same extent and as fully as natural persons might or could do, in any part of the world, as principal, agent, contractor or otherwise, and either alone or in conjunction with any other person, firm, association or corporation.

FIFTH:    Powers. The Corporation shall have and exercise all of the powers conferred upon corporations by virtue of their existence under, and as authorized by, the Arkansas Business Corporation Act.
SIXTH:    Authorized Shares. The maximum number of shares of stock which the Corporation is authorized to issue and to have outstanding at any time is 1,000,000, all of which shall be Common Stock having no par value.
SEVENTH:    No Preemptive Right. No holder of any stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any stock of the Corporation authorized by these Amended and Restated Articles of Incorporation or of any additional stock of any class to be issued by reason of any increase of the authorized capital stock of the corporation or of any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation.
EIGHTH:    Director Conflict of Interest. (i) A conflict of interest transaction is a transaction with the Corporation in which a director of the Corporation has a direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the director’s interest in the transaction if any one of the following is true:
(a)The material facts of the transaction and the director’s interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction;
(b)The material facts of the transaction and the director’s interest were disclosed or known to the holders of Common Stock and the transaction was authorized, approved, or ratified by the vote of the holders of a majority of the Common Stock; or
(c)The transaction was fair to the corporation.
(ii)For purposes of this Article EIGHTH, a director of the Corporation has an indirect interest in the transaction and the transaction should be considered by the Board of Directors of the Corporation if:
(a)Another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction; or
(b)Another entity of which the director is a director, officer or trustee is a party to the transaction.

NINTH:    Rights of Shareholders. Except as otherwise required by the laws of the State of Arkansas, the shares of Common Stock of the Corporation shall exclusively possess all voting power for the election of Directors and for all other purposes and are entitled to vote on each matter to be voted on at a shareholders’ meeting. Each holder of Common Stock of the Corporation shall be entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation. Any action which might otherwise be required to be taken at a meeting of shareholders of the Corporation may be taken by a consent in writing setting forth the action so taken and signed by all the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the shareholders. Except as otherwise provided by law, the presence in person or by proxy at any meeting of shareholders of the holders of a majority of the outstanding shares of Common Stock of the Corporation shall be requisite and shall constitute a quorum. If, however, such majority shall not be represented at any meeting of the shareholders regularly called, the holders of a majority of the shares of Common Stock present or represented shall have power to adjourn the meeting to another time without notice other than announcement of adjournment at the meeting, and there may be successive adjournments for like cause and in like manner until the requisite amount of shares of Common Stock shall be represented. At such adjourned meeting at which the requisite amount of shares of Common Stock shall be represented, any business may be transacted which might have been transacted at the meeting originally noticed. Any holder of shares of Common Stock may vote by proxy provided that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself or by his duly authorized attorney. No proxy shall be valid, however, after the expiration of 11 months from the date of its execution unless the persons executing it shall have specified therein the length of time it is to continue in force, which shall be for some limited period. Prior to the exercise thereof, every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns. At all meetings of shareholders, except as otherwise required by law, all matters shall be decided by the vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the meeting.
TENTH:    Board of Directors. (i) The affairs and business of the Corporation shall be conducted and controlled by a Board of Directors, and the number of directors which shall constitute the whole Board shall be such as from time to time shall be fixed by resolution adopted by holders of the Common Stock, but in no case shall the number of directors be less than three (3) nor more than eighteen (18). The Directors shall be elected by the Common Stock at each annual meeting of the Common Stock and each Director so elected shall hold office until the next annual meeting of the shareholders or until his successor is elected and qualified, except as herein provided. All holders of Common Stock may cumulate their votes for directors at any election of directors. Any and all directors, however elected, may at any time be removed, without cause assigned by the vote of the holders of the shares of Common Stock of the Corporation given at a meeting called for the purpose of considering such action, and the successor of any director so removed shall be elected by the holders of shares of Common Stock present in person or by proxy at such meeting or at a later meeting; provided, however, a director may not be removed without cause assigned if the number of votes sufficient to elect him under cumulative voting is voted against his removal. Vacancies occurring among the directors shall (other than in the case of removal of a director) be filled by a majority vote of the directors then in office with the consent of the holders of the outstanding Common Stock, or by a sole remaining director with the consent of the holders of the outstanding Common Stock, or by resolution duly adopted by the holders of the outstanding Common Stock at a special meeting held for such purpose, or by action taken in lieu of such meeting, or at the next annual meeting of Common shareholders following any vacancy. If the number of directors is decreased, then to the extent that the decrease does not exceed the number of vacancies in the Board then existing, such resolution may provide that it shall become effective forthwith, and to the extent that the decrease does exceed such number of vacancies, such resolution shall provide that it shall not become effective until the next election of Directors by the holders of Common Stock. The Board of Directors shall have power to hold their meetings, to have one or more offices and to keep the corporate books (except such books as are required by law to be kept within the state of Arkansas) outside of the state of Arkansas at such places as may from time to time be designated by them.
(ii)The Board of Directors shall have power to authorize the payment of compensation and reimbursement of expenses to the Directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors or the Executive Committee and all other committees and to determine the amount of such compensation and fees.
(iii)One-third of the Directors duly elected and qualified shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement of the adjournment, and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally notified.
(iv)The Board of Directors shall have the power to authorize and cause to be executed mortgages and deeds of trust which may cover and create a lien upon, or otherwise encumber, all or any part of the property of the Corporation of whatsoever kind and wheresoever situated whether then owned or thereafter acquired and to provide in any such mortgage or deed of trust that the amount of bonds or other evidences of indebtedness to be issued thereunder and to be secured thereby shall be limited to a definite amount or limited only by the conditions therein specified and to issue or cause to be issued by the Corporation the bonds or other evidences of indebtedness to be secured thereby.
ELEVENTH:    Limitation of Liability. (i) To the fullest extent permitted by the Arkansas Business Corporation Act, or any other applicable law presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for or with respect to any acts or omissions in the performance of his duties.
(ii)Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.
TWELFTH:    Sale of Assets. The Corporation may, on terms and conditions and for the consideration determined by the Board of Directors, and, except as otherwise provided in subparagraph (iv) of Article TENTH of these Amended and Restated Articles of Incorporation, upon approval by the holders of a majority of the outstanding shares of Common Stock of the Corporation, sell, lease, exchange or otherwise dispose of all, or substantially all, of its property, or transfer any and all of its property to a corporation all of the shares of which are owned by the Corporation. The Corporation may, on the terms and conditions and for such consideration determined by the Board of Directors, without Common shareholder approval, sale, lease, exchange or otherwise dispose of its property in the usual and regular course of business.
THIRTEENTH:    Indemnification. (i) Every person who is or was an officer or director of the Corporation and who also is or was a party or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative or by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to the Arkansas Business Corporation Act, as currently in effect or as hereafter may be amended or modified, but in the case of any such amendment, only to the extent that such amendment permits the Corporation to give broader indemnification rights than said law permitted the Corporation to provide prior to such amendment. Such right of indemnification shall be a contract right that may be enforced in any lawful manner by such person. Such right of indemnification shall not be exclusive of any other right which such director or officer may have or hereafter acquire and, without limiting the generality of such statement, he shall be entitled to his rights of indemnification under any agreement, vote of shareholders, provision of law, or otherwise, as well as his rights under this Article THIRTEENTH.

(ii)Expenses incurred by any person who is or was an officer or director of the Corporation in defending a civil, criminal, administrative, or investigative action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or was serving at the Corporation’s request as a director, officer, employee or agent of another corporation or as its representative in a partnership, joint venture, trust or other enterprise shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the fullest extent legally permissible under and pursuant to the Arkansas Business Corporation Act, as currently in effect or as hereafter may be amended or modified, but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader rights to payment of expenses than said law permitted the Corporation to provide prior to such amendment. Such right to payment of expenses shall be a contract right that may be enforced in any lawful manner by such person.
(iii)The indemnification rights granted by this Article THIRTEENTH, without any limitation whatsoever upon the generality thereof, shall be deemed to include indemnification rights with respect to penalties and fines imposed by the Nuclear Regulatory Commission (the “NRC”) pursuant to Section 206 of the Energy Reorganization Act of 1974 and Part 21 of NRC Regulations thereunder, as they may be amended from time to time, and any other penalties and fines, whether similar or dissimilar, imposed by the NRC.
(iv)The indemnification and advancement of expenses provided by paragraphs (i), (ii) and (iii) of this Article THIRTEENTH shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.
(v)The indemnification and advancement of expenses provided for in paragraphs (i), (ii) and (iii) of this Article THIRTEENTH shall apply in all respects to an employee or agent of the Corporation to the same extent and as fully as if such employee or agent were an officer or director of the Corporation where the Board of Directors determines that such indemnification and advancement of expenses should be authorized in a specific case, and such determination shall be made by the Board of Directors by a majority vote.
(vi)If any provision of this Article THIRTEENTH or the application thereof to any person or circumstance is adjudicated invalid, such invalidity shall not affect other provisions or applications of this Article THIRTEENTH which lawfully can be given without the valid provision or application.
FOURTEENTH:    By-Laws. The Board of Directors is empowered to ordain and establish all by-laws and regulations necessary to manage the business of the Corporation, and alter and repeal the same; provided that the holders of a majority of the outstanding shares of Common Stock may alter, amend or repeal by-laws adopted or altered by the Board of Directors.

FIFTEENTH:    Subscriber. The name of the subscriber to the Articles of Incorporation of Middle South Energy, Inc. dated February 11, 1974, described in the first paragraph of these Amended and Restated Articles of Incorporation, which information is provided herein for informational purposes only, was W. H. Jewell.
The number of shares of the Corporation’s Common Stock issued, outstanding and entitled to vote on April 28, 1989 was 789,350. On such date, the holder of all such Common Stock of the Corporation considered and approved the proposal to amend and restate the Corporation’s existing Articles of Incorporation to adopt the Arkansas Business Corporation Act as the corporate law which shall govern the affairs of the Corporation, which consent resulted in the adoption of these Amended and Restated Articles of Incorporation.
IN WITNESS WHEREOF, we have set our hands hereunto this 28th day of April, 1989.
/s/ William Cavanaugh, III
WILLIAM CAVANAUGH, III
President and Chief Executive Officer
ATTEST:

/s/ Joseph L. Blount
JOSEPH L. BLOUNT
Vice President-Legal and External Affairs
and Assistant Secretary

ACKNOWLEDGEMENT
STATE OF MISSISSIPPI

COUNTY OF HINDS
On this 28th day of April, 1989, before me, a notary public duly commissioned, qualified and acting within and for the County and State aforesaid, appeared in person the within named WILLIAM CAVANAUGH, III and JOSEPH L. BLOUNT, President and Chief Executive Officer, and Vice President-Legal and External Affairs and Assistant Secretary, respectively of System Energy Resources, Inc., an Arkansas corporation, to me personally known, who stated that they were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of the Corporation, and further stated and acknowledged that they had so signed, executed and delivered the foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.
IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal.

/s/ Margaret Lack Stroud
NOTARY PUBLIC

My Commission Expires:

My Commission Expires Feb. 28, 1993

STATEMENT OF CANCELLATION

Pursuant to Section 64-603
of the Arkansas Business Corporation Act

a.	The name of the Corporation is:
Middle South Energy, Inc.

b.	Number of treasury shares cancelled by resolution duly adopted by the board of directors on June 18, 1974:
One Share: Common Stock, no par value.

c.	The aggregate number of issued shares, after giving effect to such cancellation:
40,000 Shares: Common Stock, no par value.

d.	The amount of stated capital of the Corporation after giving effect to such cancellation:
$39,999,000.00

e.	See Attachment A for resolution effecting cancellation from June 18, 1974 minutes of MSEI.

MIDDLE SOUTH ENERGY, INC.

By    /s/ D. J. Winfield
Vice President
Finance

By    /s/ C.A. Kule
Assistant Secretary

Dated: June 25, 1974

ATTACHMENT A
After discussion, upon motion duly made and seconded, the following resolution was adopted:
RESOLVED, that following the issuance and sale of 40,000 shares of the Common Stock, no par value, of the Corporation to Middle South Utilities, Inc., the officers of the Corporation be, and they hereby are, authorized and directed for and on behalf of the Corporation to purchase from W. H. Jewell for a cash consideration of $1,000, the share of Common Stock, no par value, heretofore issued and sold to W. H. Jewell; and further
RESOLVED, that upon the purchase from W. H. Jewell of said share of Common Stock, no par value, of the Corporation, the officers of the Corporation be, and they hereby are, authorized and directed to cancel and extinguish said share, and that upon such cancellation and extinguishment, said share shall have the status of authorized but unissued Common Stock, no par value, of the Corporation and shall be subject to issuance and sale in the same manner and upon the same terms as other authorized but unissued Common Stock, no par value, of the Corporation; and further
RESOLVED, that the proper officers of the Corporation be and they hereby are, authorized and directed to take such further action as may be required by law to effect the cancellation of said share; and further
RESOLVED, that following and upon the due cancellation of said share according to law, any and all capital surplus of the Corporation shall be transferred to and deemed a part of the stated capital account of the Corporation without the necessity of any further action by the Corporation or any officer or-director thereof.

STATE OF NEW YORK    )
)     ss.:
COUNTY OF NEW YORK    )

VERIFICATION
I, Donald J. Winfield, on oath state that I have read the foregoing Statement of Cancellation and the statements contained therein are true and correct to the best of my knowledge and belief.
Subscribed and sworn to before me this 25th day of June 1974.

/s/ Mary Skaarlerud
Notary Public

My Commission
Expires: March 30, 1975                MARY SKAARLERUD
Notary Public, State of New York
No. 24-3693400 - Qualified in Kings Co
Certificate filed in New York County
Commission Expires March 30, 1975